UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest reported event): October 12, 2006

Commission File No. 0-26634

LECROY CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	13-2507777
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

700 Chestnut Ridge Road

Chestnut Ridge, New York 10977

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (825) 425-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

See “Item 2.03—Creation of a Direct Financial Obligation or an Obligation Under an Off-balance Sheet Arrangement of a Registrant” for a description of (i) the Purchase Agreement dated October 5, 2006 (the “Purchase Agreement”), between LeCroy Corporation (the “Company”) and Cowan and Company, LLC (the “Initial Purchaser”), (ii) the Indenture dated October 12, 2006 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee, governing the terms of the Company’s 4.00% Convertible Senior Notes due 2026 (the “Notes”) and (iii) the Registration Rights Agreement dated October 12, 2006 (the “Registration Rights Agreement”), between the Company and the Initial Purchaser.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-balance Sheet Arrangement of a Registrant

Pursuant to the Purchase Agreement, the Company agreed to sell to the Initial Purchaser $60,000,000 aggregate principal amount of its Notes, which are convertible into cash or a combination of cash and shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”). In addition, the Company also granted the Initial Purchaser an option to purchase, by November 8, 2006, up to $12,000,000 aggregate principal amount of additional Notes. The Initial Purchaser exercised this option in full, thereby resulting in the sale of $72,000,000 aggregate principal amount of the Notes on October 12, 2006. The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions whereby the Company, on the one had, and the Initial Purchaser, on the other hand, have agreed to indemnify each other against certain liabilities.

The closing of the sale of the Notes occurred on October 12, 2006. The Notes were not registered under the Securities Act of 1933, as amended (the “Securities Act”), and were sold to the Initial Purchaser on a private placement basis in reliance on the exemption from registration provided by Section 4(2) of the Securities Act provided by Rule 144A promulgated thereunder. Pursuant to the Registration Rights Agreement, the Company agreed, as promptly as practicable, but in no event more than 120 days after the original issuance of the Notes, to file a registration statement with the Securities and Exchange Commission covering resales of the Notes and the Common Stock issuable upon conversion of the Notes. In addition, the Company agreed to use its commercially reasonable efforts to cause the shelf registration statement to become effective no later than 210 days after the original issuance of the Notes.

Under the Indenture, the Company issued the Notes, which bear interest at 4.00% per annum on the principal amount from October 12, 2006, payable semi-annually in arrears in cash on April 15 and October 15 of each year, beginning April 15, 2007. The Notes will mature on October 15, 2026. The Notes are our senior unsecured obligations and rank equally in right of payment with all of our existing and future senior unsecured debt and will rank senior to all of our existing and future subordinated debt, except that the Notes will rank equally with the $3.5 million note issued in connection with our acquisition of Catalyst Enterprises, Inc., which is subordinated to our credit facility, and with any future subordinated debt that is not expressly subordinated to the Notes.

We may not redeem the Notes prior to October 20, 2011. On or after October 20, 2011, we may redeem the Notes, in whole or in part, for cash equal to 100% of the principal amount of Notes to be redeemed, plus any accrued and unpaid interest to, but excluding, the redemption date.

Prior to September 15, 2026, holders may convert their Notes into cash and shares of Common Stock upon the occurrence of certain events at an initial conversion rate equal to 68.7285 shares per $1,000 principal amount of Notes and is subject to adjustments, which represents an initial conversion price of $14.55 per share. On or after September 15, 2026, holders may convert their Notes into cash and shares of Common Stock at the applicable conversion rate, which is initially equal to 68.7285 shares per $1,000 principal amount of Notes, subject to adjustments, at any time prior to the close of business on the business day immediately preceding the maturity date. Notwithstanding the foregoing, in no event will the total number of shares of Common Stock issuable upon conversion exceed 35.7534 shares per $1,000 principal amount of Notes, subject to adjustment in the same manner as the conversion rate. Holders will not receive any additional cash payment or additional shares representing accrued and unpaid interest and additional interest, if any, upon conversion of a Note, except in limited circumstances. Instead, interest will be deemed paid by the cash and shares of Common Stock, if any, issued to holders upon conversion. Upon conversion of each $1,000 principal amount of Notes, holders will receive an amount in cash equal to the lesser of (i) $1,000 or (ii) the conversion value, calculated in a proportionate basis for each trading day of the 40 trading day observation period (as defined in the Indenture). If the conversion value exceeds $1,000 on the conversion date, the Company will also deliver, at its election, cash or Common Stock or a combination of cash or Common Stock with a value equal to such excess.

The description of the provisions of the Purchase Agreement, the Registration Rights Agreement and the Indenture set forth above is qualified in its entirety by reference to the full and complete terms set forth in the Purchase Agreement, the Registration Rights Agreement and the Indenture, copies of which are attached to this Current Report on Form 8-K as Exhibits 4.1, 4.2 and 4.3, respectively.

7.01	Regulation FD Disclosure.

On October 16, 2006, LeCroy Corporation (NASDAQ: LCRY) issued a press release announcing that it has closed its previously announced private placement of $60,000,000 aggregate principal amount of 4.00% convertible senior notes due 2026 and that the initial purchaser exercised its option to purchase $12,000,000 in additional principal amount of notes, for an aggregate principal amount of $72,000,000. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description of Exhibit

4.1	Purchase Agreement dated October 5, 2006, between LeCroy Corporation and Cowen and Company, LLC (filed herewith).

4.2	Registration Rights Agreement dated October 12, 2006, between LeCroy Corporation and Cowan and Company, LLC (filed herewith).

4.3	Indenture dated October 12, 2006, between LeCroy Corporation, as issuer, and U.S. Bank National Association, as trustee (filed herewith).

99.1	Press release dated October 16, 2006 (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LECROY CORPORATION

By: Sean O’Connor Vice President, Finance, Chief Financial Officer, Secretary and Treasurer

Dated: October 18, 2006

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1	Purchase Agreement dated October 5, 2006, between LeCroy Corporation and Cowen and Company, LLC (filed herewith).

4.2	Registration Rights Agreement dated October 12, 2006, between LeCroy Corporation and Cowan and Company, LLC (filed herewith).

4.3	Indenture dated October 12, 2006, between LeCroy Corporation, as issuer, and U.S. Bank National Association, as trustee (filed herewith).

99.1	Press release dated October 16, 2006 (filed herewith).